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                                                                    EXHIBIT 23.1


                               AUDITORS' CONSENT


    We have issued our report dated July 21, 1997, accompanying the consolidated financial statements and schedule of International Airline Support Group, Inc. and Subsidiaries for the year ended May 31, 1997 contained in Post-effective Amendment No. 1 to the Registration Statement on Form S-1 (File No. 333-40613) and Prospectus. We consent to the use of the aforementioned report in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts" and "Selected Financial Data".


Grant Thornton LLP


Fort Lauderdale, Florida
January 27, 1998